                                                                     EXHIBIT 5.1

                 [GRAYCARY.TECHNOLOGY'S LEGAL EDGE LETTERHEAD]


June 22, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Network Peripherals Inc. Registration Statement on Form S-4
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Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of the shares of common stock identified in the Registration Statement at the time it becomes effective (the "Shares") of Network Peripherals Inc. (the "Company").

We have acted as counsel for the Company in connection with the issuance of the Shares pursuant to the Agreement and Plan of Merger and Reorganization dated as of May 4, 2001, by and among the Company, Empire Acquisition Corp. and FalconStor, Inc. (the "Merger Agreement"). We have examined signed copies of the Registration Statement and the exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. We have also examined such corporate records, certificates and other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Merger Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, as originally filed or as amended or supplemented.

This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

Respectfully submitted,

/s/ Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH LLP